Exhibit 10.32



                                     								August 4, 1999




Mr. Rene L. Latiolais
2305 Barton Creek Boulevard
Villa 42, Box 3
Austin, TX  78735

                  Supplemental Agreement to Consulting Agreement
                             Of January 25, 1999

Dear Rene:

This Supplemental Agreement refers to the Consulting Agreement (The "Agreement") dated January 25, 1999, between you and FM Services Company (The "Company") with respect to consulting services you are to provide the Company and its subsidiaries and corporate affiliates.

By way of this Supplemental Agreement, the Company would like to increase the consulting fee that the Company will pay to you to $530,000 per year, payable monthly in arrears in $44,166.66 amounts, effective August 1, 1999.

All other terms and conditions of the Consulting Agreement shall remain unchanged.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

                             							Very truly yours,

                                    /s/Richard C. Adkerson



AGREED TO AND ACCEPTED



By:  /s/ Rene L. Latiolais
     ___________________________________
	      Rene L. Latiolais


Date: 8-5-99
     __________________________________